AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into by and among August Technology Corporation ("Company") and D. Mayson Brooks ("Employee").

WHEREAS, Company and Employee have entered into an Employment Agreement dated 05 MARCH 2002 (the "Employment Agreement");

WHEREAS, Company and Rudolph Technologies, Inc. ("Rudolph") intend to enter into an Agreement and Plan of Merger pursuant to which the Company will merge with a subsidiary of Rudolph (the "Merger"), which will constitute a Change in Control within the meaning of the Employment Agreement; and

WHEREAS, upon consummation of the Merger, Rudolph desires to have Employee's employment with the Company continue, although it intends that Employee's reporting responsibilities and title, as well as duties, responsibilities and authority will change in a manner which may constitute "Good Reason" (as defined in the Employment Agreement) entitling Employee to terminate his/her employment and receive severance benefits under the terms of the Employment Agreement;

WHEREAS, Employee has agreed to continue in the employ of Company following the Merger and has agreed to consent to changes in his/her reporting responsibility, title and duties following the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, the Company and Employee agree as follows:

1. Following the consummation of the Merger the Company shall continue employing Employee and Employee agrees to continue in the employ of the Company pursuant to the terms of the Employment Agreement, as amended by this Amendment.

2. Following the effective time of the Merger, Employee's title shall be as set forth in Exhibit A to this Amendment as "Employee's Title" and Employee shall report to the position as set forth in Exhibit A to this Amendment as "Manager."

3. By signing below Employee affirmatively consents to the change in his title, reporting responsibilities as set forth on Exhibit A to this Amendment and the duties associated with such change in title and reporting responsibilities, and agrees that such changes shall not constitute Good Reason under the terms of the Employment Agreement.

In all other regards the Employment Agreement shall remain in full force and effect.

AUGUST TECHNOLOGY CORPORATION

By: ______________________

Its: ______________________

Dated: ______________________

EMPLOYEE

[signature]

Dated: 24 JUNE 2005

EXHIBIT A

Employee's Name	=	D. Mayson Brooks
Employee's Title	=	Vice President Global Sales, Inspection Products
Manager	=	Nathan Little

Initials of approval:

AUGUST TECHNOLOGY CORP. ______

EMPLOYEE